INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated January 11, 1998 with respect to the consolidated financial statements of Computer Outsourcing Services, Inc., included in the Annual Report on Form 10-KSB for the year ended October 31, 1998.

/s/ ERNST & YOUNG, LLP
-------------------------
ERNST & YOUNG, LLP

New York, New York
January 25, 1999